EXHIBIT 99.1

                            Certification pursuant to
                             18 U.S.C. Section 1350,
                             as adopted pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002



Gordon E.  Clark,  President  and  Chief  Executive  Officer,  and  Kathleen  G.
Trumpler, Treasurer of Leeds Federal Bankshares, Inc. (the "Company") each certify in his or her capacity as an officer of the Company that he or she has reviewed the Quarterly Report of the Company on Form 10-Q for the quarter ended September 30, 2002 and that to the best of his or her knowledge:

(1) the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

(2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.




 November 12, 2002                          /s/ Gordon E. Clark
---------------------                      -----------------------------------
Date                                       Gordon E. Clark
                                           President and Chief Executive Officer

 November 12, 2002                         /s/ Kathleen G. Trumpler
---------------------                      -----------------------------------
Date                                       Kathleen G. Trumpler
                                           Treasurer (Chief Financial Officer)